CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 4, 2009
Date of Report
(Date of Earliest Event Reported)

JPAK GROUP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-125686	20-1977020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15 Xinghua Road
Qingdao, Shandong Province
People’s Republic of China
266401
(Address of principal executive offices (zip code))

(86-532) 84616387
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 3.02	Unregistered Sales of Equity Securities.
Item 9.01	Financial Statements and Exhibits.

               In this Current Report on Form 8-K, unless the context otherwise requires, all references to ‘we,’’ ‘‘us,’’ ‘‘our’’ and “the Company” refers collectively to Jpak Group, Inc. and its direct and indirect subsidiaries, including Grand International and Qingdao Renmin, as at the date of this Current Report on Form 8-K.

Item 1.01 Entry into a Material Definitive Agreement

The Securities Purchase Agreement

               On November 3, 2009, we entered into a Securities Purchase Agreement (the “Purchase Agreement”) with Lee Wah Investments Limited (the “Investor”). On November 4, 2009, against receipt of six million US dollars ($6,000,000.00), pursuant to the Purchase Agreement, we issued and sold to the Investor 12,000,000 units of our securities at a price of $0.50 per unit (the “Offering”). Net proceeds to the Company were $5,916,500. Each unit consists of (i) one (1) share of the Company’s Series C Convertible Preferred Stock, par value $0.0001 per share (the “Preferred Shares”), convertible into one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and (ii) a one-half Series E Warrant (the “Series E Warrant”) and one-half Series F Warrant (the “Series F Warrant”, collectively the “Warrants”).  Each whole Series E Warrant may be exercised to purchase one share of Common Stock at an exercise price of $0.60 per share and each whole Series F Warrant may be exercised to purchase one share of Common Stock at an exercise price of $0.70 per share.  The Warrants are exercisable for a period of five years from the date of issuance. In connection with the Offering, we have paid the fee of $30, 000 to Tripoint Global Equities, LLC, who acted as placement agent.

In connection with the Offering, we also entered into a Registration Rights Agreement with the Investor (the “Investor RRA”). Under the Investor RRA, we are required to prepare and file a registration statement (the “Registration Statement”) for the resale of the Common Stock issuable to the Investor upon conversion of the Preferred Shares and upon exercise of the Warrants before December 3, 2009 (the “Filing Date”) and to use our best efforts to cause the effectiveness of the Registration Statement which is no later than the earlier of (a) the date which is within three (3) business days after the date on which the Securities and Exchange Commission (the “Commission”) informs the Company (i) that the Commission will not review the Registration Statement, or (ii) that the Company may request the acceleration of the effectiveness of the Registration Statement, or (b) the one hundred fiftieth (150th) day following the Filing Date (or in the event the Registration Statement receives a “full review” by the Commission, the one hundred and eightieth (180th) day following the Filing Date).

                For a more complete description of the Preferred Shares and the Warrants, reference is made to the Securities Purchase Agreement, the form of Series C Certificate of Designations, the form of Series E Warrant and the form of Series F Warrant attached as exhibits to this Form 8-K.

Item 3.02    Recent Sales of Unregistered Securities.

Reference is made to the disclosures set forth above. We believe that all of the sales of such unregistered securities were and will be exempt from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) of the Securities Act, Rule 506 of Regulation D and/or Regulation S as promulgated by the SEC.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable.

(b)	Not applicable.

(c)	Exhibits

See the Exhibit Index hereto, which is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

November 5, 2009		Jpak Group, Inc.

	By:	/s/ Yijun Wang
Yijun Wang, CEO

EXHIBIT INDEX

10.1	Form of Securities Purchase Agreement dated as of November 3, 2009

10.2	Form of Series C Certificate of Designations dated as of November 3, 2009.

10.3	Form of Series E Warrant dated as of November 3, 2009 issued under the Securities Purchase Agreement.

10.4	Form of Series F Warrant dated as of November 3, 2009 issued under the Securities Purchase Agreement.

10.5	Form of Registration Rights Agreement dated as of November 3, 2009.